NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Gardner-White Furniture Inc.
Kim Giardina – media
586-774-8853 ext 1120

ALLIANCE DATA SIGNS MULTI-YEAR PRIVATE LABEL CREDIT CARD SERVICES AGREEMENT WITH TOP 100 U.S.
FURNITURE RETAILER

Alliance Data to Enhance Customer Service, Loyalty for Leading Regional Furniture Retailer
Gardner-White Furniture

DALLAS, Texas, May 24, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has signed a multi-year agreement to provide private label credit card services for leading regional retailer Gardner-White Furniture Inc. (Gardner-White). Headquartered in Warren, Mich., Gardner-White is a top 100 U.S. multi-channel furniture retailer of high-quality, affordable home furnishings. Gardner-White sells merchandise through its website and six retail locations in Michigan, with a seventh location opening later this summer.

Under terms of the agreement, Alliance Data will provide private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services for Gardner-White. Alliance Data’s platform will also seamlessly integrate with Gardner-White’s inventory management system which tracks in real time all merchandise inventory, delivery, and purchases, including purchases made with the Gardner-White private label credit card.

“We continually strive to enhance the experience of our customers across all channels at Gardner-White stores or through our website,” said Barbara Tronstein, vice-president of Gardner-White Furniture. “Alliance Data’s marketing expertise and flexibility makes them the perfect partner. Finance-based promotions are a critical component of our marketing strategy. Alliance Data’s offering allows merchants to customize their program. Equally important, they think like a retailer and understand the need to satisfy the consumer, and to drive sales.”

“We are pleased to be partnering with Gardner-White to help them grow their business through our fully integrated private label credit card program,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Alliance Data has extensive experience in the retail industry and furniture vertical in particular. Our critical contributions to this partnership include a deep understanding of consumer purchase behavior; progressive credit and marketing programs that augment Gardner-White’s marketing and sales strategies; and finally, our ability to harness these tools and expertise to help Gardner-White attract and retain loyal, profitable customers.”

About Gardner-White Furniture

Gardner-White is a privately held Michigan corporation that operates retail furniture stores in Southeast Michigan. They are one of the Top 100 Furniture retailers in the US. Gardner-White is a major advertiser in their marketplace. Suppliers include Serta, Simmons, Tempurpedic, Ashley, Douglas, Lifestyle and Thornwood.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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